UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2006
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY 10018
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

NEWTEK CAPITAL, INC.

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On March 31, 2006 Newtek Business Services, Inc. (NASDAQ:NKBS) (www.newtekbusinessservices.com), announced that its wholly-owned subsidiary, CrystalTech Web Hosting, Inc. (“CrystalTech”), has made a substantial voluntary prepayment of principal on its $8 million loan entered into in March 2005 from Technology Investment Capital Corp. (“TICC”). The loan was to mature in 2010 but CrystalTech determined to repay half or $4 million this year, as well as to make an additional interest payment of approximately $127,000 in cash instead of securities as has been originally agreed. Other minor modifications were made to the loan agreement including providing for two remaining payments of principal in 2008 and 2009. A copy of the letter agreement modifying the terms of the agreement between CrystalTech, Registrant and TICC is attached as an exhibit.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Letter Agreement dated March 30, 2006 between Newtek Business Services, Inc., CrystalTech Web Hosting, Inc. and Technology Investment Capital Corp.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: March 31, 2006	By:	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, and Secretary